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                                                                     Exhibit (a)

                              CERTIFICATE OF FORMATION

                                         OF

                             SELECT TEN PLUS FUND, LLC


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company pursuant to the provisions of the laws of the State of Delaware, hereby certifies that:

     FIRST:          The name of the limited liability company (hereinafter the
"limited liability company") is Select Ten Plus Fund, LLC.

     SECOND:         The address of the registered office of the limited
liability company in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Select Ten Plus Fund, LLC this 30th day of September, 1998.



                                             /s/ Kevin L. Howard
                                             ----------------------------------
                                             Kevin L. Howard, Authorized Person